Exhibit 10.19

                             ProtoSource Corporation
                         CEO Incentive Compensation Plan
                                 December, 1998
             -------------------------------------------------------

     There are two components to the CEO Incentive Compensation Plan. These two components consist of first, the growth in the subscriber base and second, the growth of the top line gross revenue of the Company. The current CEO employment agreement is extended until June 30, 1999. The terms of the Incentive Compensation Plan are described as follows:

     1. Growth of Subscriber Base.
        --------------------------

          A. December 1, 1998 through June 30, 1999. If by June 30, 1999, the subscriber base of the Company increases from the November 30, 1998, base as set forth below, then the CEO will receive:

               (1) If the subscriber base increases by 3,500 during this period, an extension of his current employment agreement to December 31, 1999, on the same terms and conditions as now in effect;

               (2) If the subscriber base increases by 3,500 during this period, options to purchase 10,000 shares of the common stock of ProtoSource at a purchase price of $6.00 per share. The options shall be granted effective as of the date that the subscriber base is increased by 3,500 subscribers (the ?Effective Date?). The options shall be fully vested if on the date 90 days following the Effective Date, the net increase in the subscriber base remains at 3,500 or greater.

               (3) If the subscriber base increases by 7,000 during this period, in addition to the options set forth above in Section A(2), options to purchase an additional 20,000 shares of the common stock of ProtoSource at a purchase price of $6.00 per share (for a total of 30,000 options). The options shall be granted effective as of the Effective Date. These additional options shall be fully vested if on the date 90 days following the Effective Date, the net increase in the subscriber base remains at 7,000 or greater.

               (4) If the subscriber base increases by 10,500 during this period, in addition to the options set forth above in Sections A(2) and A(3), an extension of his current employment agreement to December 31, 2000, on the same terms and conditions as now in effect. In addition to the options set forth above in Section A(2) and A(3), options to purchase an additional 20,000 shares of the common stock of ProtoSource at a purchase price of $6.00 per share (for a total of 50,000 options). The options shall be granted effective as of the Effective Date. These additional options shall be fully vested if on the date 90 days following the Effective Date, the net increase in the subscriber base remains at 10,500 or greater.


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               (5) For each additional  block of 3,500  subscribers over 10,500, options to purchase an additional 20,000 shares of the common stock of ProtoSource at a purchase price of $6.00 per share on the same terms and conditions described above.

          B. December 1, 1998 through December 31, 1999. The bonuses described above will be effective if they are achieved by June 30, 1999, and will be paid only if the targets are achieved by that date. However, for those targets that are met after June 30, 1999 but before December 31, 1999, then the following bonuses will be earned by the CEO:

               (1) If the subscriber base increases by 3,500 during this period, options to purchase 10,000 shares of the common stock of ProtoSource at a purchase price of $6.00 per share. The options shall be granted effective as of the Effective Date. The options shall be fully vested if on the date 90 days following the Effective Date, the net increase in the subscriber base remains at 3,500 or greater; and

               (2) If the subscriber base increases by 7,000 during this period, in addition to the options set forth above in Section B(1), options to purchase an additional 10,000 shares of the common stock of ProtoSource at a purchase price of $6.00 per share (for a total of 20,000 options). The options shall be granted effective as of the Effective Date. These additional options shall be fully vested if on the date 90 days following the Effective Date, the net increase in the subscriber base remains at 7,000 or greater.

               (3) If the subscriber base increases by 10,500 during this period, in addition to the options set forth above in Sections B(1) and B(2), an extension of his current employment agreement to December 31, 2000, on the same terms and conditions as now in effect. In addition to the options set forth above in Section B(1) and B(2), options to purchase an additional 20,000 shares of the common stock of ProtoSource at a purchase price of $6.00 per share (for a total of 40,000 options). The options shall be granted effective as of the Effective Date. These additional options shall be fully vested if on the date 90 days following the Effective Date, the net increase in the subscriber base remains at 10,500 or greater.

               (4) For each additional block of 3,500 subscribers over 10,500, options to purchase an additional 10,000 shares of the common stock of ProtoSource at a purchase price of $6.00 per share on the same terms and conditions described above.



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          2. Growth of Top Line Corporate Gross Revenue.  It is anticipated that
1998 gross revenue for the ProtoSource will be approximately $1,000,000. During calendar year 1999, so long as CEO does not voluntarily resign at any time during the applicable quarter, CEO will be paid a quarterly performance bonus based on overall ISP related gross revenue growth on an accrual basis. All bonus amounts are payable within 30 days after the end of the quarter.

          If, in any quarter, corporate gross revenue increases by 30% from the previous quarter, the CEO will be paid a cash bonus of 5% of his annual salary.

          If, in any quarter, corporate gross revenue increases by 40% from the previous quarter, the CEO will be paid a cash bonus of 7.5% of his annual salary.

          If, in any quarter, corporate gross revenue increases by 50% from the previous quarter, the CEO will be paid a cash bonus of 10% of his annual salary.

          If, in any quarter, corporate gross revenue increases by 60% from the previous quarter, the CEO will be paid a cash bonus of 12.5% of his annual salary.

          If, in any quarter, corporate gross revenue increases by 70% from the previous quarter, the CEO will be paid a cash bonus of 15% of his annual salary.

          If, in any quarter, corporate gross revenue increases by 80% from the previous quarter, the CEO will be paid a cash bonus of 17.5% of his annual salary.

          If, in any quarter, corporate gross revenue increases by 90% from the previous quarter, the CEO will be paid a cash bonus of 18.75% of his annual salary.


          If, in any quarter, corporate gross revenue increases by 100% from the previous quarter, the CEO will be paid a cash bonus of 20% of his annual salary.


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          The  Company  and the CEO  agree  that in order  for the CEO to have a reasonable opportunity to meet the bonus schedules set forth in this Agreement, the Company will have to engage in various acquisitions and expanded marketing efforts. The CEO agrees to present opportunities that he reasonably believes are in the best interests of the Company. The Company agrees that it will proceed in good faith to pursue business proposals that the CEO presents to the Company. So long as the proposals make reasonable business sense for the Company in fulfilling its corporate objectives, the Company will make the funding available to allow the Company to accomplish these goals.


          Authorized  on  behalf  of  the  Board  of  Directors  of  ProtoSource
          Corporation:


          /s/  William Conis                                        1/20/99
          -------------------------------                           --------
          William Conis, Director                                     Date

          /s/  A. Stathopolus                                       1/20/99
          -------------------------------                           --------
          Andrew Stathopolus, Director                                Date



          Employee:
          /s/  Raymond Meyers                                       1/20/99
          -------------------------------                           --------
          Raymond Meyers, CEO                                         Date